UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2024 (June 5, 2024)

HERITAGE GLOBAL INC.

(Exact name of registrant as specified in its charter)

Florida	001-39471	59-2291344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 847-0656

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	HGBL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2024, Heritage Global Inc. (the “Company”) held its 2024 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the adoption of the Company’s Second Amended and Restated Articles of Incorporation (the “Second Amended and Restated Articles”), which amended and restated the Company’s Amended and Restated Articles of Incorporation to make the following technical and administrative changes:

•
Revised Article I to include the current address of the Company;
•
Revised Article II to make minor clean-up changes that are grammatical in nature;
•
Deleted language in Article III that previously effected a stock split of the Company’s common stock and is therefore no longer operative;
•
Added language in Article III that clarified and confirmed that holders of the Company’s common stock have all voting power (except as set forth elsewhere in the Second Amended and Restated Articles);
•
Added language in Article III that clarified that holders of the Company’s Series N Preferred Stock vote together with the holders of the Company’s common stock as one class, unless otherwise required by law;
•
Deleted Article IV on account of the relevant language being moved to Article III (as described above);
•
Revised Article IV to clarify that directors appointed by the Company’s Board of Directors to fill a vacancy will serve until the next annual meeting of the Company’s shareholders, and if reelected, will then serve for the full term of their class (as required by Florida law);
•
Revised Article V to include the registered office of the Company;
•
Added language in Article VI to confirm that the duration of the Company is perpetual;
•
Revised Article VII to confirm that the Company has the power to amend the Articles of Incorporation of the Company (as permitted by Florida law).

The Company’s Board of Directors previously approved the Second Amended and Restated Articles. On June 5, 2024, the Company filed the Second Amended and Restated Articles with the Secretary of State of the State of Florida, which became effective upon filing. The foregoing is qualified by reference to the full text of the Second Amended and Restated Articles, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, a total of 37,336,392 shares of the Company’s common stock and 563 shares of Series N Preferred Stock were outstanding and entitled to vote on all matters presented to the Company’s shareholders at the Annual Meeting. At the Annual Meeting, the Company’s shareholders considered the following proposals:

1.
To elect Barbara Sinsley as a Class III director;
2.
To approve the adoption of the Company’s Second Amended and Restated Articles to make certain technical and administrative changes;
3.
To ratify the appointment of UHY LLP as the Company’s independent auditor for the fiscal year ending December 31, 2024; and
4.
To approve, on an advisory, non-binding basis, the Company’s compensation of its named executive officers as disclosed in the Company’s Proxy Statement.

The Company’s shareholders elected Barbara Sinsley to serve as a Class III director. The results of the election were as follows:

	For	Withheld	Broker Non- Votes
Barbara Sinsley	15,158,141	597,718	11,525,360

The Company’s shareholders approved the adoption of the Company’s Second Amended and Restated Articles to make certain technical and administrative changes. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
26,981,454	247,501	52,264	0

The Company’s shareholders ratified UHY LLP as the Company’s independent auditor for the fiscal year ending December 31, 2024. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
25,834,646	1,110,620	335,953	0

The Company’s shareholders approved, on an advisory, non-binding basis, the Company’s compensation of its named executed officers as disclosed in the Company’s Proxy Statement. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
14,556,634	1,125,510	73,715	11,525,360

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Second Amended and Restated Articles of Incorporation of Heritage Global Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE GLOBAL INC.

Date: June 6, 2024	By:	/s/ Ross Dove
Ross Dove
Chief Executive Officer